                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To The Board of Directors of
TNP Enterprises, Inc. and The Trustee
and Thrift Plan Committee of the
Texas-New Mexico Power Company
Thrift Plan for Employees:

As independent public accountants, we hereby consent to incorporation by reference in the Registration Statement (No. 333-64215) on Form S-3 of Texas-New Mexico Power Company and Registration Statement (No. 333-38634) on Form S-4 of TNP Enterprises, Inc. of our report dated June 16, 2000 included in TNP Enterprises, Inc.'s Form 11-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

                                                   ARTHUR ANDERSEN LLP



Fort Worth, Texas,
 June 16, 2000